EXHIBIT 25.1


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          ---------------------------

                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

         Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ____
                           ------------------------

                                CITIBANK, N.A.
              (Exact name of trustee as specified in its charter)

                                                       13-5266470
                                           (I.R.S. employer identification no.)

 399 Park Avenue, New York, New York                     10043
(Address of principal executive office)               (Zip Code)

                            -----------------------

                                 U.S. Bancorp
              (Exact name of obligor as specified in its charter)

                Delaware                                41-0255900
      (State or other jurisdiction of      (I.R.S. employer identification no.)
      incorporation or organization)

        601 Second Avenue South
        Minneapolis, Minnesota                           55402-4302
(Address of principal executive offices)                 (Zip Code)

                           -------------------------

                                Debt Securities
                      (Title of the indenture securities)



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Item 1.   General Information.

          Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

        Name                                             Address
        ----                                             -------
        Comptroller of the Currency                      Washington, D.C.

        Federal Reserve Bank of New York                 New York, NY
        33 Liberty Street
        New York, NY

        Federal Deposit Insurance Corporation            Washington, D.C.

(b)  Whether it is authorized to exercise corporate trust powers.

        Yes.

Item 2.  Affiliations with Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

Item 3.  List of Exhibits.

         List below all exhibits filed as a part of this Statement of Eligibility.

         Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

         Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

         Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

         Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

         Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

         Exhibit 5 - Not applicable.

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         Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

         Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of June 30, 2001 - attached)

         Exhibit 8 - Not applicable.

         Exhibit 9 - Not applicable.

                              ------------------

                                   SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 4th day of September, 2001.

                                         CITIBANK, N.A.

                                         By   /s/Nancy Forte
                                              --------------
                                              Nancy Forte
                                              Assistant Vice President


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                                                                     Exhibit 7


                               Charter No. 1461

                          Comptroller of the Currency

                             Northeastern District

                              REPORT OF CONDITION

                                 CONSOLIDATING

                             DOMESTIC AND FOREIGN

                                SUBSIDIARIES OF

     Citibank, N.A. of New York in the State of New York, at the close of business on June 30, 2001, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

ASSETS                                                     Thousands of dollars

Cash and balances due from
  depository institutions:..................................    $ 9,584,000
Noninterest-bearing balances
  and currency and coin.....................................     17,387,000
Interest-bearing balances ...................................             0
Held-to-maturity securities..................................    38,680,000
Available-for-sale securities................................    14,143,000
Federal funds sold and
  securities purchased under
  agreements to resell.......................................
Loans and leases held for sale...............................    10,171,000
Loans and lease financing receivables:
Loans and Leases, net of unearned income.....................   238,620,000
LESS: Allowance for loan and lease losses....................     4,532,000
                                                               ------------
Loans and leases, net of unearned income,                       234,088,000
  allowance, and reserve.....................................
Trading assets...............................................    35,100,000
Premises and fixed assets (including
  capitalized leases)........................................     3,911,000
Other real estate owned......................................       261,000
Investments in unconsolidated subsidiaries
  and associated companies...................................       862,000
Customers' liability to this bank on
  acceptances outstanding.....................................    1,160,000

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ASSETS                                                     Thousands of dollars

Intangible assets: Goodwill...................................    2,433,000
Intangible assets: Other intangible assets....................    3,610,000
Other assets..................................................   20,791,000
TOTAL ASSETS.................................................. $392,181,000
                                                               ============

LIABILITIES
Deposits: In domestic offices................................. $ 73,813,000
Noninterest- bearing..........................................   14,495,000
Interest- bearing.............................................   59,318,000
In foreign offices, Edge and Agreement
  subsidiaries, and IBFs......................................  208,338,000
Noninterest- bearing..........................................   14,372,000
Interest- bearing.............................................  193,966,000
Federal funds purchased and securities sold
  under agreements to repurchase..............................   11,307,000
Demand notes issued to the U.S. Treasury......................            0
Trading liabilities...........................................   20,654,000
Other borrowed money (includes mortgage
  indebtedness and obligations under
  capitalized leases).........................................   21,841,000
Bank's liability on acceptances executed
  and outstanding.............................................    1,160,000
Subordinated notes and debentures.............................    8,675,000
Other liabilities.............................................   18,198,000
                                                                 ----------
TOTAL LIABILITIES............................................. $363,986,000
                                                               ------------

EQUITY CAPITAL
Perpetual preferred stock and related surplus.................            0
Common stock..................................................      751,000
Surplus.......................................................   11,584,000
Undivided profits and capital reserves........................   16,506,000
Accumulated net gains (losses) on
  cash flow hedges............................................      857,000
Other equity capital components...............................            0
TOTAL EQUITY CAPITAL..........................................  $27,984,000
                                                                -----------
TOTAL LIABILITIES AND EQUITY CAPITAL.......................... $392,181,000
                                                               ============

     I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                            ROGER W. TRUPIN CONTROLLER

     We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.



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                                           ALAN S. MACDONALD
                                           WILLIAM R. RHODES
                                           VICTOR J. MENEZES
                                           DIRECTORS